Assured Guaranty Corp. 1325 Avenue of the Americas New York, NY 10019 212-974-0100 www.assuredguaranty.com

Financial Guaranty Insurance Policy

Insured Obligations:  CSAB Mortgage-Backed Trust 2007-1, CSAB Mortgage-Backed Pass-Through Certificates, Series 2007-1, Class 1-A-4 and Class 1-A-5 Certificates in the aggregate principal balance of $62,511,000

Policy No.: D-2007-76
Effective Date: May 4, 2007

Assured Guaranty Corp., a Maryland-domiciled insurance company (“Assured Guaranty”), in consideration of the payment of the premium and on the terms and subject to the conditions of this Policy (which includes each endorsement hereto), hereby unconditionally and irrevocably agrees to pay to the Trustee, for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment during the Term of the Policy but shall be unpaid by reason of Nonpayment.  Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the endorsement attached hereto.

Assured Guaranty will make payment of any amount required to be paid under this Policy following receipt of notice as described in the endorsement attached hereto.  Such payments of principal and interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Assured Guaranty, transferring to Assured Guaranty all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligations, to the extent of such payments of principal and interest.  Payment by Assured Guaranty to the Trustee for the benefit of the Holders shall discharge the obligations of Assured Guaranty under this Policy to the extent of such payment.

In the event that the Trustee for the Insured Obligations has notice that any payment of principal of or interest in an Insured Obligation which has become Due for Payment and which has been made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and has been recovered from such Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Assured Guaranty to the extent of such recovery if sufficient funds are not otherwise available (in accordance with the endorsement attached hereto).

This Policy is non-cancelable by Assured Guaranty for any reason.  The premium on this Policy is not refundable for any reason.  This Policy does not insure against loss of any prepayment premium or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Assured Guaranty, nor against any risk other than Nonpayment, including the failure of the Trustee to remit amounts received to the Holders of Insured Obligations and any shortfalls attributable to withholding or other taxes, including interest and penalties in respect of such liability.

To the fullest extent permitted by applicable law, Assured Guaranty hereby waives, in each case for the benefit of the Holders only, all rights and defenses of any kind (including, without limitation, the defense of fraud in the inducement or in fact or any other circumstance that would have the effect of discharging a surety, guarantor or any other Person in law or in equity) that may be available to Assured Guaranty to deny or avoid payment of its obligations under this Policy in accordance with the express provisions hereof.  Nothing in this paragraph will be construed (i) to waive, limit or otherwise impair, and Assured Guaranty expressly reserves, Assured Guaranty’s rights and remedies, including, without limitation:  its right to assert any claim or to pursue recoveries (based on contractual rights, securities law violations, fraud or other causes of action) against any Person or entity, in each case, whether directly or acquired as a subrogee, assignee or otherwise, subsequent to making any payment to the Beneficiary in accordance with the express provisions hereof, and/or (ii) to require payment by Assured Guaranty of any amounts that have been previously paid or that are not otherwise due in accordance with the express provisions of this Policy.  Assured Guaranty does not waive its rights to seek payment of all amounts to which it is entitled pursuant to the Operative Documents.

This Policy (which includes each endorsement hereto) sets forth in full the undertaking of Assured Guaranty with respect to the subject matter hereof, and may not be modified, altered or affected by any other agreement or instrument, including, without limitation, any modification thereto or amendment thereof.

This Policy shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

IN WITNESS WHEREOF, Assured Guaranty has caused this Policy to be affixed with its corporate seal, to be signed by its duly authorized officer and to become effective and binding upon Assured Guaranty by virtue of such signature.

ASSURED GUARANTY CORP.

[SEAL]

By: /s/ Paul Livingstone

Name: Paul Livingstone

Title: Managing Director

Signature attested to by:

/s/ Todd Julian

Counsel